UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 15, 2007
MGM MIRAGE
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-16760 (Commission File Number)	88-0215232 (I.R.S. Employer Identification No.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada		89109
(Address of Principal Executive Offices)		(Zip Code)
(702) 693-7120
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL AGREEMENT
On November 15, 2007, Project CC, LLC, a wholly owned subsidiary of MGM MIRAGE, and Infinity World Development Corp., an affiliate of Dubai World, entered into Amendment No. 1 to the Limited Liability Company Agreement of CityCenter Holdings, LLC (“Amendment No. 1”). Project CC, LLC and Infinity World Development Corp. entered into Amendment No. 1 to correct an error in the calculation of the maximum contingent value adjustment and minor formatting and drafting errors. The Limited Liability Company Agreement of CityCenter Holdings, LLC, dated August 21, 2007, was filed as an exhibit to MGM MIRAGE’s Current Report on Form 8-K dated August 21, 2007, which Current Report is incorporated herein by reference.
ITEM 8.01 OTHER EVENTS
On November 15, 2007, MGM MIRAGE and Dubai World, through their respective subsidiaries, consummated the formation of, and the contribution to, CityCenter Holdings, LLC, a joint venture entity created in connection with the CityCenter development. In connection with the formation of the joint venture, MGM MIRAGE contributed the CityCenter assets, initially valued by the parties at approximately $5.4 billion and comprised of a mixed-use luxury residential, resort and retail complex currently being developed by MGM MIRAGE on the Las Vegas Strip. In addition, Dubai World contributed approximately $2.96 billion in cash to CityCenter Holdings, LLC, approximately $2.47 billion of which was distributed to MGM MIRAGE. As a result of the formation and contribution described above, MGM MIRAGE and Dubai World each own a fifty percent interest in CityCenter Holdings, LLC.
MGM MIRAGE, through its wholly owned subsidiaries, will continue to manage the development and, upon completion of the development, the operations of CityCenter. In consideration for the management of the operations of CityCenter, including the provision of certain centralized services, MGM MIRAGE will receive a base management fee equal to two percent of the annual net revenue of each of the casino hotel and the Vdara condominium-hotel components and an incentive management fee equal to five percent of the adjusted annual earnings of the casino hotel and the Vdara condominium-hotel components. In addition, in consideration for the management of the retail component, MGM MIRAGE will receive an annual flat fee of $3 million, subject to adjustment based on increases in the consumer price index.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable.
(d)	Exhibits:
10.1	Amendment No. 1 to the Limited Liability Company Agreement of CityCenter Holdings, LLC, dated November 15, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGM MIRAGE

Date: November 21, 2007	By:	/s/ Bryan L. Wright
	Name:	Bryan L. Wright
	Title:	Senior Vice President - Assistant General Counsel & Assistant Secretary

INDEX TO EXHIBITS

No.	Description

10.1	Amendment No. 1 to the Limited Liability Company Agreement of CityCenter Holdings, LLC, dated November 15, 2007.